RESTRICTED STOCK PURCHASE AGREEMENT

            This Restricted Stock Purchase Agreement (this "Agreement") is made effective as of April 2, 2001, (the "Effective Date") by and between U S Industrial Services, Inc., a Delaware corporation (the "Company"), and Frank J. Fradella, an individual residing in the State of Texas (the "Purchaser").

            Now, therefore, in consideration of the mutual covenants and representations herein set forth, the Company and the Purchaser agree as follows:

            1.         Purchase and Sale of Stock. The Purchaser has been granted the right to purchase common stock of the Company subject to the terms and conditions of the Company's 2001 Stock Plan (the "Plan") and this Agreement. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company on the Closing Date (as herein defined), 500,000 shares of the Company's Common Stock, $.01 par value (the "Stock") at a price of $1.25 per share, for an aggregate purchase price of $625,000. The purchase price for the Stock shall be paid by cash, check, wire transfer, or promissory note of the Purchaser, secured by the Stock.

            2.         Closing.  The purchase and sale of the Stock shall occur at a closing to be held at such time and place (the "Closing Date") as designated by the Company, but not later than April 2, 2011. At the closing, the Purchaser shall deliver to the Company payment equal to the purchase price of the Stock and the Company will issue the Stock registered in the name of the Purchaser.

            3.         Purchase Option.  The Stock shall be subject to the right and option of the Company to repurchase the Stock as set forth in this section 3.

                        (a)        Termination of Employment.  In the event that the Purchaser shall cease to be employed by the Company (including a parent or subsidiary of the Company), for any reason or no reason, including termination in the event of the Purchaser's death or disability (a "Termination"), a purchase option (the "Purchase Option") shall come into effect as set forth in this section 3(a).  Following a Termination, the Company shall have the right, as provided in section 3(b) hereof, to purchase from the Purchaser at the purchase price per share equal to the per share price paid by the Purchaser as set forth in section 1 above (the "Purchase Option Price"), a portion of the Stock computed as follows:

            (i)         Effective the date of this Agreement and in compliance with all of the terms and conditions hereof, 250,000 shares of Stock held by the Purchaser shall be free of the Purchase Option;

           (ii)        The Purchase Option shall lapse on the remaining shares of stock as to one-fifth of such shares per year commencing on the one-year anniversary of the Effective Date until all Stock is free of the Purchase Option.

                        (b)        Notice of Intent to Purchase.  Within 45 days following a Termination, the Company shall notify the Purchaser by written notice delivered or mailed as provided in section 9(c), as to whether it wishes to purchase the Stock pursuant to exercise of the Purchase Option.  If the Company (or its assignee) elects to purchase the Stock hereunder, it shall set a date for the closing of the transaction at a place specified by the Company not later than 15 days from the date of such notice.  At such closing, the Company (or its assignee) shall tender payment for the Stock and the certificates representing the Stock so purchased shall be transferred to the Company and shall be canceled.  The Purchaser hereby expressly authorizes and directs the Secretary (or his or her designee) or the transfer agent of the Company for and on behalf of the Purchaser as his or her lawful attorney-in-fact to complete, date, and deliver to the Company the attached Assignment Separate from Certificate and thereby to so transfer the Stock as to which the Purchase Option has been exercised from the Purchaser to the Company.  The Option Price may be payable, at the option of the Company, in cash, by check, or by cancellation of indebtedness owed to the Company by the Purchaser, or any combination thereof.

                        (c)        THE PURCHASER EXPRESSLY AGREES THAT NOTHING IN THIS AGREEMENT SHALL AFFECT IN ANY MANNER WHATSOEVER THE RIGHT OR POWER OF THE COMPANY, OR A PARENT OR SUBSIDIARY OF THE COMPANY, TO TERMINATE THE PURCHASER'S EMPLOYMENT IN ACCORDANCE WITH THE PURCHASER'S EMPLOYMENT AGREEMENT WITH THE COMPANY AND IF THERE IS NO SUCH EMPLOYMENT AGREEMENT, WITH OR WITHOUT CAUSE, AND THE COMPANY HEREBY EXPRESSLY RESERVES SUCH RIGHT AND POWER.

                        (d)        The Company may, in its sole and unfettered discretion, assign its rights and delegate its duties under this Agreement, including the Purchase Option.

            4.         Stock Splits, Change in Control.

                        (a)        If, from time to time during the term of this Agreement, there is any stock dividend or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company, then, in such event, any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of his or her ownership of Stock shall be immediately subject to this Agreement and be included in the word "Stock" for all purposes with the same force and effect as the shares of Stock presently subject to this Agreement.  While the total Purchase Option Price shall remain the same after each such event, the Purchase Option Price per share of Stock upon execution of the Purchase Option shall be appropriately adjusted.

                        (b)        If, during the term of this Agreement, there is a Change in Control (as defined in the Plan) of the Company, and the Purchaser's employment with the surviving entity is terminated by the surviving entity or his or her job position or duties are adversely changed within six-months of the closing of such Change in Control, the Purchase Option shall lapse as to any Stock still subject thereto on the date of such termination or adverse change in duties or position. Thereafter, no shares of Stock held by the Purchaser shall be subject to the Purchase Option.

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            5.         Restriction on Transfer.  The Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock which remain subject to the Purchase Option and any such attempted transfer in violation of this Section 5 shall be void.

            6.         Legends.  All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            7.         Investment Intent and Risk Factors.  In purchasing the Stock, the Purchaser acknowledges and represents that the Purchaser has had an opportunity to discuss the business prospects and business plan of the Company with the officers and directors of the Company.  The Purchaser further acknowledges that the Stock is highly speculative and involves a high degree of risk, and that the Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise disposed of except pursuant to an effective Registration Statement filed under the Act or pursuant to an exemption from said Act.  The Purchaser hereby acknowledges that the Company is under no obligation to register the Stock under the Act on behalf of the Purchaser.  The Purchaser warrants and represents to the Company that he or she is acquiring the Stock for investment and not with a view to or for sale in connection with any distribution of said Stock or with any present intention of distributing or selling said Stock and he or she does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him or her to sell said Stock.  By execution of this Restricted Stock Purchase Agreement, the Purchaser hereby expressly confirms the investment representations set forth in Exhibit A attached hereto and incorporated herein by this reference.

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            8.         Delivery of Certificate.  To ensure the availability for delivery of the Purchaser's Stock upon exercise of the Purchase Option herein provided for, the Purchaser hereby delivers to and deposits with the Secretary of the Company the Stock Assignment attached hereto as Exhibit B, duly endorsed (with date and number of shares left blank), together with the certificate or certificates evidencing the Stock. Upon written request of the Purchaser after each successive period from the Effective Date set forth in Section 3 of this Agreement, unless the Purchase Option has been exercised, the Company will deliver to the Purchaser a certificate or certificates representing so many shares of the Stock as are not then subject to the Purchase Option.  Within 15 days from receipt of the Company's notice of intent to purchase following a Termination and upon closing of the repurchase transaction as provided in Section 3 of this Agreement, the Company will deliver to the Purchaser a certificate or certificates representing the aggregate number of shares of Stock sold and issued pursuant to this Agreement and not purchased by the Company or its assignees pursuant to exercise of the Purchase Option.  If the Company fails to timely deliver to the Purchaser its notice of intent to purchase following a Termination, then the Company will deliver to the Purchaser the aforementioned certificate or certificates within 60 days from the date of Termination.

            9.         Miscellaneous.

                       (a)        Subject to the provisions hereof, the Purchaser shall, during the term of this Agreement, be entitled to exercise all rights and privileges of a shareholder of the Company with respect to the Stock.

                       (b)        The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                      (c)        Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Mail, by registered or certified mail with postage and fees prepaid, addressed to the Purchaser at his or her address shown on the Company's employment records and to the Company at the address of its principal corporate offices (Attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto. The Purchaser hereby represents that the address set forth below under his or her signature is his or her residence address.

                      (d)        The Company may assign its rights and delegate its duties under section 3 hereof. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, his or her heirs, executors, administrators, successors and assigns.

            10.       Representation re Exhibits.  The Purchaser hereby expressly represents that the Purchaser has reviewed the attached Exhibits A and B and agrees to be bound by the terms thereof.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

U S INDUSTRIAL SERVICES, INC.	THE PURCHASER
a Delaware corporation

By:
Name: Frank J. Fradella	Name: Frank J. Fradella
Title: Chief Executive Officer
ADDRESS:	ADDRESS:

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EXHIBIT A

INVESTMENT REPRESENTATIONS

            This Exhibit A is an exhibit to, and is incorporated into and made a part of, the attached Restricted Stock Purchase Agreement, dated as of April 2, 2001 (the "Restricted Stock Purchase Agreement"), by and between U S Industrial Services, Inc. and Frank J. Fradella. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Restricted Stock Purchase Agreement. In connection with the proposed purchase of the Stock the Purchaser hereby agrees, represents and warrants as follows:

            1.         Purchase Entirely for Own Account.

            The Purchaser represents and warrants that the Purchaser is purchasing the Stock solely for the Purchaser's own account for investment and not with a view to or for sale or distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Purchaser also represents that the entire legal and beneficial interest of the Stock the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

            2.         Residence.

            The Purchaser represents and warrants that the Purchaser's principal residence is within the state set forth below the Purchaser's signature on the Restricted Stock Purchase Agreement.

            3.         Information Concerning Company.

            The Purchaser represents and warrants that the Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and that the Purchaser has heretofore received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Stock and the Purchaser further represents and warrants that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

            4.         Economic Risk.

            The Purchaser represents and warrants that the Purchaser realizes that the Purchaser's purchase of the Stock will be a highly speculative investment and that the Purchaser is able, without impairing the Purchaser's financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on the Purchaser's investment.

            5.         Restricted Stock; Disposition Under Rule 144.

                        (a)        The Purchaser represents and warrants that the Company has hereby disclosed to the Purchaser in writing:

(i)  the sale of the Stock which the Purchaser is purchasing has not been registered under the Act, and the Stock must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available;

(ii)  the share certificate representing the Stock will be stamped with the legends restricting transfer specified in the Restricted Stock Purchase Agreement; and

(iii)  the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

                        (b)        The Purchaser represents and warrants that the Purchaser understands that the shares of Stock are restricted stock within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Stock by the Purchaser (and payment by a note is not deemed payment unless it is adequately secured by collateral other than any shares of the Stock purchased with such note), and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made by the Purchaser only in limited amounts in accordance with such terms and conditions.

            6.         Tax Disclosure.

            The Purchaser represents and warrants that the Purchaser has reviewed and understands the following information regarding potential tax liability resulting from the purchase of the Stock.

            The common stock issued in this transaction has been valued in good faith by the board of directors at least its fair market value and is being sold to the Purchaser for such amount. The Company believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth. However, it is possible that with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the common shares is substantially greater than so determined.

            If the Internal Revenue Service were to succeed in a tax determination that the common stock received had value greater than that upon which the transaction was based, the additional value would constitute ordinary income to the Purchaser as of the date of its receipt by the Purchaser. The additional taxes (and interest) due would be payable by the Purchaser, and there is no provision for the Company to reimburse the Purchaser for that tax liability. In certain cases, the Internal Revenue Service could have up to six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the Purchaser for the additional tax and interest which would then be due.

            The Company would have the benefit, in any such transaction, if a determination was made prior to the three year statute of limitations period affecting the Company, of an increase in its deduction for compensation paid, which would offset its operating profits, or, if not profitable, would create net operating loss carry forward arising from operations in that year.

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

            FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of April 2, 2001, Frank J. Fradella hereby sells, assigns and transfers unto _________________, (_________) shares of the Common Stock of US Industrial Services, Inc., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by certificate No. ________ herewith, and do hereby irrevocably constitute and appoint the Secretary of the Company as attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated ___________________

Signature ___________________________________

INSTRUCTION:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to cancel and retire the shares as set forth in the Restricted Stock Purchase Agreement without requiring additional signatures on the part of the Purchaser.

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ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

            The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

            1.         The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF
TAXPAYER:  ____________________________     SPOUSE:   _____________________

ADDRESS:     ___________________________

                        ___________________________

TAXPAYER ID NO.(SSN):___________________SPOUSE ID NO.:_____________________

TAXABLE YEAR:  Calendar Year 20__

            2.         The property with respect to which the election is made is described as follows:

___________ shares of Common Stock of U S Industrial Services, Inc.

            3.         The date on which the property was transferred is:  ____________________, 20__

            4.         The property is subject to the following restrictions:

Option of issuer to repurchase a portion of the shares at the issuance price, such option lapsing over a five-year period.

           5.         The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $______________

            6.         The amount (if any) paid for such property: $_____________

            The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

            The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

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Taxpayer
Dated: ____________, 20_
The undersigned spouse of taxpayer joins in this election.

Spouse of Taxpayer
Dated: _____________, 20_

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